Exhibit 10.8

           FIRST AMENDMENT TO FIRST SERIES MASTER INVESTMENT AGREEMENT
                      AND AGREEMENT REGARDING FIRST SERIES
              CONSTRUCTION SCHEDULES, COMPLETION DATES, AND BUDGETS

         THIS FIRST AMENDMENT TO FIRST SERIES MASTER INVESTMENT AGREEMENT AND AGREEMENT REGARDING FIRST SERIES CONSTRUCTION SCHEDULES, COMPLETION DATES, AND BUDGETS (this "Amendment") is made by and between BALANCED CARE CORPORATION ("BCC"), BCC DEVELOPMENT AND MANAGEMENT CO. ("Developer"), a Delaware corporation, ELDER CARE OPERATORS, LLC ("Elder Care"), a Delaware limited liability company, ELDER CARE OPERATORS OF YORK, LLC ("York"), a Delaware limited liability company, ELDER CARE OPERATORS OF LAKEMONT FARMS, LLC ("Lakemont"), a Delaware limited liability company, ELDER CARE OPERATORS OF MURFREESBORO, LLC ("Murfreesboro"), a Delaware limited liability company, ELDER CARE OPERATORS OF BRISTOL, LLC ("Bristol"), a Delaware limited liability company, ELDER CARE OPERATORS OF HILLIARD, LLC ("Hilliard"), a Delaware limited liability company, ELDER CARE OPERATORS OF AKRON, LLC ("Akron"), a Delaware limited liability company (York, Lakemont, Murfreesboro, Bristol, Hilliard, and Akron being hereinafter each individually referred to as a "Tenant" and collectively referred to as the "Tenants"), and NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("NHP") and MLD DELAWARE TRUST ("MLD"), a Delaware business trust, and joined herein by KEVIN L. SHERRY ("Sherry"), solely for the purposes of acknowledging the changes in the Transaction Documents (defined below) set forth in this Amendment and reaffirming his obligations under the Note Guaranties (defined below).

                                    RECITALS:

         A. NHP (as landlord under 4 separate leases), MLD (as landlord under 2 separate leases), the Tenants (as individual tenants under separate leases), Elder Care, and/or BCC have previously entered into a series of six (6) transactions, as specifically set forth in Exhibit "A" of the Master Agreement (defined below) (hereinafter individually referred to as a "Transaction" and collectively referred to as the "Transactions"), each of which included the purchase, lease, and development of certain tracts or parcels of real property, together with all improvements thereon, all personal property to be leased therewith, and all appurtenances thereto (hereinafter individually referred to as a "Property" and collectively referred to as the "Properties").
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         B. As a part of the Transactions, (i) the Properties were each leased from NHP or MLD by the applicable Tenant, pursuant to the terms and conditions set forth in a lease and security agreement (hereinafter individually referred to as a "Lease" and collectively referred to as the "Leases"), which Leases were all amended pursuant to the provisions of a First Amendment to Lease and Security Agreements ("First Lease Amendment"), made effective as of the respective execution dates of the Leases, and are to be further amended pursuant to the provisions of a Second Amendment to Lease and Security Agreements ("Second Lease Amendment"), being entered into contemporaneous herewith; (ii) Elder Care, which owns all or part of the membership interests in each of the Tenants, guaranteed the obligations of the applicable Tenants under each of the Leases pursuant to a lease guaranty (collectively, the "Lease Guaranties");
(iii) as additional security for the obligations of Tenants under each respective Lease, BCC entered into certain shortfall funding agreements and option agreements with the Tenants, and certain corresponding working capital assurance agreements with NHP or MLD, (collectively, the "Capital Agreements"), whereby BCC agreed to make working capital loans to the applicable Tenant, and as further security, NHP or MLD are party to deposit pledge agreements (collectively, the "Deposit Agreements") whereby each applicable Tenant pledges a minimum amount of capital as a working capital reserve for its operations;
(iv) each Property has been or is being developed, used, and licensed (by the State in which such Property is located) as an assisted living facility, personal care home, independent living facility, or similar adult care facility (hereinafter individually referred to as a "Facility" and collectively referred to as the "Facilities"), including any applicable ancillary services for independent living, skilled nursing, rehabilitation, or Alzheimer's or dementia care; (v) BCC DEVELOPMENT AND MANAGEMENT CO. ("Developer"), a Delaware corporation wholly owned by BCC, acted or is acting as developer of each of the Properties, pursuant to the terms and conditions of development agreements (hereinafter individually referred to as a "Development Agreement" and collectively referred to as the "Development Agreements") entered into by and between Developer and NHP or MLD; (vi) BCC guaranteed the obligations of Developer under each respective Development Agreement and the completion of all improvements contemplated in such Development Agreements, pursuant to a guaranty agreement with NHP or MLD (collectively, the "Development Guaranties"), (vii) each of the Tenants entered into a management agreement with a newly formed subsidiary of BCC, whereby such BCC subsidiary agreed to manage the respective Facility on behalf of the respective Tenant (such BCC subsidiaries being hereinafter collectively referred to as the

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"Managers"), (viii) BCC indemnified NHP or MLD with respect to possible environmental hazards on each applicable Property by means of environmental indemnification agreements (collectively, the "Environmental Indemnifications"),
(ix) NHP or MLD, as applicable, granted rights of first refusal to BCC with respect to any proposed sales of the Properties, by means of right of first refusal agreements (hereinafter individually referred to as a "Refusal Agreement" and collectively referred to as the "Refusal Agreements"), (x) in order to assist Tenants with certain startup costs, NHP or MLD made loans (hereinafter individually referred to as a "Senior Loan" and collectively referred to as the "Senior Loans") to Elder Care with respect to each facility, pursuant to the terms of certain promissory notes, certain guarantees made by Sherry for the benefit of NHP of repayment of up to fifteen percent (15%) of the principal of such Senior Loans (collectively, the "Note Guaranties"), and other related security documents (such notes, Note Guaranties, and other security documents being hereinafter collectively referred to as the "Senior Loan Documents"), and (xi) the parties hereto previously entered into that certain First Series Master Investment Agreement (the "Master Agreement"), dated March 27, 1998, whereby NHP, MLD, BCC, Developer, Elder Care, and Oakhaven Elder Living, Inc. (a former 1% member of each of the Tenants) agreed that certain provisions related to NHP's maximum investment, cross default, cross renewal, purchase options, development fees, and budgets would govern all the Transactions (since Sherry has purchased all the equity ownership interests in Elder Care and the Tenants, Oakhaven Elder Living, Inc. is no longer a party to the Master Agreement). The documents and instruments defined or described in this Paragraphs A. and B. of these Recitals are hereinafter collectively referred to as the "Transaction Documents".

         C. Due to unforeseen problems with the soil conditions at the Akron, Ohio Property, NHP, Elder Care, Akron, and BCC have determined it is not feasible or practical to continue the development of a Facility on such Property at this time, and that it may be necessary to sell such Property without further development and independently of the other Properties.

         D. Due to unforeseen delays in construction of some of the Facilities, revisions to the budgets, and changes in NHP's Maximum Investment (as defined in the Master Agreement), the parties have agreed to establish new Construction Schedules and Completion Dates with respect to the delayed Facilities (other than the Akron, Ohio Facility), establish new Budgets for all the Facilities (other than the Akron, Ohio Facility), and permit certain increases in NHP's Maximum Investment.

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         E. It has been determined by the parties that it is necessary and desirable to amend the Master Agreement in the manner set forth in this Amendment.

         NOW, THEREFORE, taking the foregoing paragraphs A through E (the "Recitals") into account, and in consideration of the mutual covenants, agreements, and conditions set forth herein and in the Transaction Documents described in the Recitals, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. All provisions of the Master Agreement will remain in full force and effect as if restated herein, except as such provisions may clearly conflict with the terms of this Amendment, and any words or phrases which are defined terms in the Master Agreement will have the same meaning in this Amendment as such words or phrases have in the Master Agreement (except as otherwise defined pursuant to the amendments set forth in this Amendment).

         2. Amendment of Section 6(a) of the Master Agreement. Notwithstanding any other provision of the Master Agreement to the contrary, the parties hereto agree that the current language of the second sentence of Section 6(a) Master Agreement is hereby corrected and amended by replacing the phrase "exceeds NHP's Maximum Investment" with the phrase "exceeds six and one-half percent (6.5%) of NHP's Maximum Investment".

         3. Further Amendment of the Master Agreement. Notwithstanding any other provision of the Master Agreement to the contrary, the parties hereto agree that the current language of the Master Agreement is hereby amended by inserting at the end thereof the following provisions:

        "13.  DEVELOPMENT OR SALE OF AKRON PROPERTY.

                  (a) Notwithstanding anything in this Master Agreement or the Akron Development Agreement to the contrary, until or unless NHP determines, in its sole and absolute discretion, that it is economically desirable to build a Facility on the Akron, Ohio Premises (as defined in the Akron, Ohio Lease) (herein referred to as the "Akron Property") and gives BCC and Tenant written notice ("Construction Notice") of its intent to complete construction of a Facility on the Akron Property, NHP will not be obligated to (i) complete development or construction of a Facility on the Akron Property, (ii) make any additional payments for Work (as

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         defined in the Akron Development Agreement) performed on the Akron
         Property (whether or not an Application for Payment has already been received; provided, however, payments already made by NHP prior to the Effective Date [as defined in the Amendment by which this Paragraph 13 was added to this Agreement] are not effected by this provision), or
         (iii) pay or commit any additional funds with respect to the development of the Akron Property, or with respect to any Development Fees, Development Advance, or Land Acquisition Costs related to the Akron Property. NHP and Developer hereby agree to stop all Work on the Akron Property until or unless NHP delivers a Construction Notice to Developer. Developer agrees to record, at Developer's expense and within thirty (30) days after the Effective Date, signed unconditional mechanic's lien waivers and releases from the Contractor (as defined in the Akron Development Agreement) and each subcontractor or materials supplier who has provided work or materials for the Improvements (as defined in the Akron Development Agreement) constructed or the Work performed on or before the Effective Date. BCC and Developer hereby represent and warrant to NHP that (w) all Applications for Payment with respect to Work performed on or before the Effective Date have been submitted to NHP, (x) all payments due to the Contractor, subcontractors, materials suppliers, or other parties with respect to such Improvements or Work have either already been made or will be made within thirty (30) days after the Effective Date, (y) no additional Work will be performed at the Akron Property after the Effective Date without NHP's express written consent, and (z) that all ancillary items required to be delivered or recorded under the terms of the Akron Development Agreement with respect to Work performed to date and any related Application for Payment have in fact been delivered and/or recorded.

                  (b) Until or unless NHP delivers a Construction Notice to Tenant and Developer, (i) the term "NHP's Maximum Investment" (as defined in Paragraph A of the Recitals to this Master Agreement), for all purposes of this Master Agreement, will be reduced by the Akron Amount (as defined below), determined as of the first day of each calendar month, and (ii) the provisions of Section 6(b) of this Agreement will not apply to the Akron Property or to any Development Advances made or to be made with respect thereto. For purposes of this
         Section 13(b), the term "Akron Amount" shall mean the sum, as of the date the Akron Amount is being determined, of (I) $7,050,000.00 (the maximum NHP investment amount set forth with respect to the Akron

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
         Property in Exhibit "A" to the Master Agreement), less (II) the Land Acquisition Costs for the Akron Property (as defined in Section 4.3 of the Akron Development Agreement), less (III) all amounts actually disbursed as a Development Advance under the Akron Development Agreement (including any Development Fees, but not including accrued rent under the Akron Lease), less (IV) the aggregate of all accrued and unpaid rent under the Akron Lease (depending on the date the Akron Amount is being determined, such accrued but unpaid rent might include Construction Period Minimum Rent, Interim Post-Construction Minimum Rent, other Initial Term Post-Construction Minimum Rent, Additional Rent, and/or Suspension Period Minimum Rent, all as defined in the Akron Lease). The parties hereto acknowledge and agree that NHP is entitled to sell the Akron Property at any time, subject to the provisions of the Akron, Ohio Refusal Agreement. In the event NHP elects to sell the Property, NHP will give Tenant and BCC written notice of such election ("Sale Notice"). If NHP delivers a Sale Notice to BCC, (i) the term "NHP's Maximum Investment" (as defined in Paragraph A of the Recitals to this Master Agreement), for all purposes of this Master Agreement, will be reduced by the Akron Amount, determined as of the date of such Sale Notice, but following application of all payments or refunds of rent delivered within the thirty (30) day period set forth in Section 44(E) of the Akron Lease, and (ii) the provisions of Section 6(b) of this Agreement will not apply to the Akron Property or to any Development Advances made or to be made with respect thereto.

         14. BCC PURCHASE OPTION AS TO AKRON PROPERTY. Notwithstanding anything in Section 5 hereof to the contrary, and provided that (i) NHP has not given Tenant and BCC a Construction Notice or a Sale Notice, (ii) all the Leases are still in effect, and (iii) no Event of Default (as defined in the respective Leases and subject to Section 2 hereof) under any of the Leases remains uncured as of (A) BCC's exercise of its option to purchase the Akron Property pursuant to this Section 14, and (B) the closing date established to consummate the purchase of the Akron Property pursuant to BCC's exercise of such option, then BCC shall have the option to purchase (or cause a BCC Affiliate to purchase) the Akron Property upon the following terms and conditions:

                  (a) At any time prior to NHP's delivery of a Construction Notice or Sale Notice, BCC may, but is not obligated to, exercise an option to purchase the Akron

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
         Property by giving NHP written notice thereof (the "Option Notice");

                  (b) The purchase price ("Akron Purchase Price") for the Akron Property will be payable in cash by BCC and will be equal to the NHP's Investment (as defined below) as of the closing date. For purposes of this Section 14, the term "NHP's Investment" means the sum of (i) $631,272.00 (the Land Cost as defined in Section 2.2.1(ii)(A) of the Akron Lease), plus (ii) all amounts advanced by NHP pursuant to Section
         5.7 of the Akron Lease (for additional capital improvements), plus
         (iii) all amounts advanced by NHP under the Development Agreement for Work, plus (iv) the total accrued but unpaid Construction Period Minimum Rent (as defined in the Akron Lease), plus (v) all Development Fees previously paid to BCC or the Developer pursuant to Section 4.2 of the Akron Development Agreement ($300,000.00 maximum, 65% of which was paid on or about the time of NHP's purchase of the Akron Property), plus (vi) any other land acquisition costs paid by NHP and directly attributable to the Akron Property, minus (vi) any net award paid to Landlord pursuant to Section 13.1 or Section 13.2 of the Akron Lease;

                  (c) Once the Akron Purchase Price is established pursuant to the above, NHP and/or its designated Affiliates, as seller (hereinafter sometimes collectively referred to as "Sellers"), and BCC and/or its designated Affiliates, as buyer (hereinafter sometimes collectively referred to as "Buyers"), will immediately open an escrow to consummate such purchase at a national title company selected by NHP on the following terms: (i) the form of such instructions to be then signed by Sellers and Buyers will be such title company's standard sale escrow instructions without any representations or warranties and without due diligence or other contingencies in favor of Buyers, (ii) the purchase price will be payable in cash by Buyers at closing, (iii) Buyers will pay all transaction costs, (iv) at close, Sellers will deliver title to the Properties subject only to those title exceptions agreed to by NHP and free and clear of any liens created by Sellers (other than liens, Leases, subleases, and related instruments entered into, caused, or created in whole or in part by BCC, Elder Care, Sherry, Developer, Manager, Buyers, Tenants, or their respective Affiliates), (v) the sale escrow instructions will provide for a deposit ("Escrow Deposit") equal to five percent (5%) of the Akron Purchase Price and will provide that the deposit may be retained by Sellers as liquidated damages in the event of any breach by Buyers of the terms of the escrow instructions (provided, however, such liquidated damages

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
         will relate only to Sellers' damages by reason of a breach of the escrow instructions and will in no way liquidate or limit Sellers' damages by reason of a breach of this Agreement), (vi) the escrow will close within sixty (60) days of the date on which the Option Notice is deemed to have been given to NHP (the "Closing Period"), (vii) the Developer will be required to deliver and/or record, to or for the benefit of NHP, any and all waivers and releases in the manner and form required under the terms of the Akron Development Agreement (but only to the extent not previously delivered or recorded), and (viii) the escrow instructions will otherwise be in form and substance reasonably satisfactory to NHP;

                  (d) If BCC fails to close the escrow within the Closing Period for any reason other than a breach by NHP, then the Escrow Deposit will be paid to NHP, and BCC's rights under this Section 14 will terminate with respect to the applicable Option Notice."

         4. Amendments to Lease. The parties hereto hereby acknowledge and agree to be bound by the terms and provisions of the First Lease Amendment and the Second Lease Amendment.

         5. Construction Schedules, Completion Dates, and Budgets. The parties hereto hereby acknowledge that some of the Facilities (i) have not been completed in accordance with the Construction Schedule (as defined in Section
2.2 of the respective Development Agreements) originally provided to NHP or MLD with respect to each of such Facilities, (ii) have not been completed within thirteen (13) months after the Execution Date of the Development Agreement related to each of such Facilities (as required under Section 2.5 of the respective Development Agreements), and/or (iii) that the Budgets for some or all of the Facilities have been or will be exceeded, or have otherwise changed, from the Budgets originally approved by NHP or MLD. The owners, names and locations of all the Facilities, together with the original execution dates of the related Development Agreements and the actual or newly scheduled completion dates (hereinafter collectively referred to as the "New Completion Dates") for all the Facilities are set forth in Exhibit "A" attached hereto and incorporated herein for all purposes. With respect to any Facility which has not been completed (hereinafter individually referred to as an "Incomplete Facility") as of the Effective Date (defined below) of this Agreement, the parties hereto hereby agree to waive any and all penalties related to Developer's failure to complete such Facility in accordance with the original Construction Schedule for such Facility or by the originally required Completion Date for such Facility. The parties hereto

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hereby further agree that, notwithstanding anything in the Development
Agreements or the Leases to the contrary, (a) the term "Completion Date", for purposes of the Master Agreement, the Development Agreements and the Leases, shall mean the New Completion Dates set forth with respect to each Facility in Exhibit "A" hereof (other than the Akron, Ohio Facility), (b) the term "Construction Schedule", for purposes of any Development Agreement related to an Incomplete Facility (other than the Akron, Ohio Facility), shall mean the Construction Schedule set forth with respect to such Incomplete Facility in Exhibit "B" attached hereto and incorporated herein for all purposes, and (c) the term "Budgets", for purposes of the Master Agreement and any Development Agreement, shall mean and refer to those certain amended and restated Budgets for each Facility set forth in Exhibit "C" attached hereto and incorporated herein for all purposes. In the event a Construction Notice is ever delivered by NHP with respect to the Akron, Ohio Facility, the officers of Elder Care, NHP and Developer shall (I) insert a New Completion Date for such Facility in Exhibit "A" of this Amendment, (II) sign a new Construction Schedule for such Facility, which shall be attached to Exhibit "B" of this Amendment, and (II) sign an amended and restated Budget for such Facility, which Budget shall be attached to Exhibit "C" of this Amendment.

         6.       Increases in NHP's Maximum Investment.

         (a) The parties hereby acknowledge and agree that the Budgets attached hereto as Exhibit "C" shall include amounts ("Equipment Amounts") for new equipment, furniture, furnishings and other personal property (hereinafter collectively referred to as the "New Equipment") purchased or to be purchased on behalf of NHP or MLD by Developer, and then leased under the Leases to the respective Tenants for use at the respective Facilities. The portion of the Equipment Amounts set aside for each respective Facility shall be clearly set forth in the Budgets attached as Exhibit "C" hereof. Applications for Payment for the New Equipment shall be made by Developer in the manner required under and in compliance with Paragraph 2.11(e) and the other provisions of applicable Development Agreements. Effective as of the date of payment, any amounts paid by NHP or MLD for New Equipment at each Facility shall be treated as a Development Advance under the Development Agreement for such Facility, and correspondingly, under the respective Leases (for all purposes, including, without limitation, calculation of Minimum Rent accruing or payable thereunder) as advances under such Development Agreements for Work and as increases in Landlord's Investment in such Facility, regardless of whether such Facility is an Incomplete Facility or is already operating. For purposes of the Master Agreement, the term "NHP's Maximum Investment"

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shall be treated for all purposes as having been increased by the Equipment
Amounts. For purposes of the Development Agreements, the maximum permitted Development Advance shall be treated for all purposes as having been increased by that portion of the Equipment Amounts attributable to the Facility to which such Development Agreement relates.

         (b) The parties hereby acknowledge that, pursuant to the Capital Agreements between BCC and the Tenants, BCC or a BCC Affiliate (as defined in Apendix 1 to the Capital Agreements) has the option to purchase all the equity ownership interests in, or assets of, each individual Tenant. The Parties hereby agree that in connection with the purchase by BCC or a BCC Affiliate of all of the equity ownership interests in, or assets of, a Tenant, BCC shall have the option to require, subject to the conditions set forth below in this Paragraph 4(b), that NHP or MLD, as applicable, increase the Landlord's Investment (as defined in the applicable Lease) in such Tenant's Lease by a lump sum (the "Working Capital Payoff") equal to the principal amount then outstanding on the Senior Loan made by NHP or MLD to such Tenant, together with all accrued but unpaid interest thereon and all other amounts due and payable to NHP or MLD under the applicable Senior Loan Documents. The Working Capital Payoff shall be advanced by NHP or MLD to pay in full the applicable Senior Loan, and all other amounts then due and owing in connection with such Senior Loan to NHP or MLD; provided, however, NHP or MLD shall be under no obligation to advance such Working Capital Payoff unless (i) no uncured Event of Default exists under the applicable Lease or any other Leases or Transaction Documents, and (ii) BCC or a BCC Affiliate has exercised the right to acquire all of the equity ownership interests in, or assets of, the applicable Tenant. The Working Capital Payoff shall be advanced by NHP or MLD on the date that BCC or a BCC Affiliate closes the purchase of the equity ownership interests in, or all of the assets of, the applicable Tenant. Upon advancing the Working Capital Payoff amount, all amounts due and owing to NHP or MLD in connection with the applicable Senior Loan shall be paid in full from such Working Capital Payoff, all obligations of the Tenant under the applicable Senior Loan Documents shall be extinguished, and the Landlord's Investment under the applicable Lease shall be increased (as of the date that the Working Capital Payoff is advanced) on a dollar for dollar basis by the amount of the Working Capital Payoff. For purposes of the Master Agreement, the term "NHP's Maximum Investment" shall be treated for all purposes as having been increased by the Working Capital Payoff.

         7. Miscellaneous. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

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
This Amendment shall be binding upon the successors and permitted assigns of the parties hereto (and the Affiliates of such parties, successors, and permitted assigns). This Amendment shall be construed and enforced in accordance with the internal laws of the State of Texas, without regard to the rules governing choice of law. The parties hereto agree that venue for any and all lawsuits related to this Agreement shall be in Harris County, Texas.

                       [FOLLOWING PAGE IS SIGNATURE PAGE]



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
         This Amendment is made effective as of June 30, 1999 (the "Effective Date").

                                   "NHP"

                                   NATIONWIDE HEATH PROPERTIES, INC.,
                                   a Maryland corporation


                                   By: /s/ Gary E. Stark
                                           Gary E. Stark, Vice President


                                   "MLD"

                                   MLD DELAWARE TRUST,  a Delaware
                                   business trust


                                   By: /s/ Mark L. Desmond
                                           Mark L. Desmond, Trustee


                                   "BCC"

                                   BALANCED CARE CORPORATION,
                                   a Delaware corporation


                                   By: /s/ Robin L. Barber
                                           Robin L. Barber, Senior Vice
                                           President and Legal Counsel


                                   "Developer"

                                   BCC DEVELOPMENT AND MANAGEMENT CO.,
                                   a Delaware corporation


                                   By: /s/ Robin L. Barber
                                           Robin L. Barber, Vice
                                           President and Secretary

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
                                   "Elder Care"

                                   ELDER CARE OPERATORS, LLC,
                                   a Delaware limited liability
                                   company


                                   By: /s/ Kevin L. Sherry
                                           Kevin L. Sherry, Sole Member
                                           and President

                                   ELDER CARE OPERATORS OF YORK, LLC,
                                   a Delaware limited liability
                                   company


                                   By: /s/ Kevin L. Sherry
                                           Kevin L. Sherry, Sole Member
                                           and President


                                   ELDER CARE OPERATORS OF LAKEMONT
                                   FARMS, LLC, a Delaware limited
                                   liability company


                                   By: /s/ Kevin L. Sherry
                                           Kevin L. Sherry, Sole Member
                                           and President


                                   ELDER CARE OPERATORS OF
                                   MURFREESBORO, LLC, a Delaware
                                   limited liability company


                                   By: /s/ Kevin L. Sherry
                                           Kevin L. Sherry, Sole Member
                                           and President


                                   ELDER CARE OPERATORS OF BRISTOL,
                                   LLC, a Delaware limited liability
                                   company


                                   By: /s/ Kevin L. Sherry
                                           Kevin L. Sherry, Sole Member
                                           and President

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
                                   ELDER CARE OPERATORS OF HILLIARD,
                                   LLC, a Delaware limited liability
                                   company


                                   By: /s/ Kevin L. Sherry
                                           Kevin L. Sherry, Sole Member
                                           and President


                                   ELDER CARE OPERATORS OF AKRON, LLC,
                                   a Delaware limited liability
                                   company


                                   By: /s/ Kevin L. Sherry
                                           Kevin L. Sherry, Sole Member
                                           and President


          Joined herein by Kevin L. Sherry, the sole member of Elder Care Operators, LLC, solely for the purposes of acknowledging the changes in the Transaction Documents set forth in this Amendment and reaffirming his obligations under the Note Guaranties.


                                   /s/ Kevin L. Sherry
                                   KEVIN L. SHERRY, individually

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
                                   EXHIBIT "A"
                                       TO
         FIRST AMENDMENT TO FIRST SERIES MASTER INVESTMENT AGREEMENT AND
            AGREEMENT REGARDING FIRST SERIES CONSTRUCTION SCHEDULES,
                         COMPLETION DATES, AND BUDGETS


                   SCHEDULE OF FACILITIES AND COMPLETION DATES

                                                                  Development                  Actual or
                                                                  Agreement                    Newly Scheduled
Owner             Name & Location of Facility                    Execution Date                Completion Date
-----             ---------------------------                    --------------                ---------------
MLD               Outlook Pointe at York                          March 27, 1998               November 24, 1998
                  Knob Hill Road,
                  York Township,
                  York County, Pennsylvania

MLD               Outlook Point at Lakemont Farms                 March 27, 1998               March 17, 1999
                  Washington Pike,
                  South Fayette Township,
                  Allegheny County,
                  Pennsylvania

NHP               Outlook Pointe at Murfreesboro                  March 27, 1998               February 23, 1999
                  U.S. Hwy 231, Murfreesboro,
                  Rutherford County,
                  Tennessee

NHP               Outlook Pointe at Bristol                       March 31, 1998               February 12, 1999
                  Meadow View Road, Bristol,
                  Sullivan County,
                  Tennessee

NHP               Outlook Pointe at Hilliard                      March 27, 1998               April 27, 1999
                  Constitution Blvd., Hilliard,
                  Franklin County,
                  Ohio

NHP               Outlook Pointe at Akron                         March 31, 1998               (Not applicable
                  South Hawkins Avenue, Akron,                                                 until or unless NHP
                  Summit County,                                                               delivers Construction
                  Ohio                                                                         Notice)